Exhibit 10.4

EXECUTION VERSION

Strata Critical, Inc.

August 28, 2025

William A. Heyburn
Delivered via email to: will@blade.com

Dear Will:

I am pleased to confirm the terms of your employment as Co-Chief Executive Officer of Strata Critical, Inc. (f/k/a Trinity Medical Intermediate II, Inc.) (the “Company”) and its parent, Strata Critical Medical, Inc. (f/k/a Blade Air Mobility, Inc.) (“Strata”), reporting to the Lead Independent Director (if any) and the Board of Directors of Strata (the “Board”), effective as of the date of the closing of the transactions contemplated by that certain Equity Purchase Agreement, dated August 1, 2025 (the “Purchase Agreement”), by and among Strata, the Company, Blade Urban Air Mobility, Inc., Joby Aviation, Inc., and Joby Aero, Inc., a Delaware corporation and wholly owned subsidiary of Joby Aviation (such closing date, the “Effective Date”).

By signing below, you represent that you are under no obligation or agreement that would prevent you from becoming an employee of the Company or that would adversely impact your ability to perform your expected job duties. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company. Similarly, you agree not to bring any third-party confidential information to the Company, including that of your former employer, and that you will not in any way utilize any such information in performing your duties for the Company.

Compensation

Effective as of the Effective Date, you will receive an annualized salary of $550,000, less applicable withholdings, which will be paid semi-monthly in accordance with the Company’s normal payroll procedures. Your compensation will be reviewed by the Compensation Committee of the Board on a regular basis.

You may also be eligible for participation in other compensation plans/programs of the Company, subject to the terms of such plans/programs, as amended and in effect from time to time, and as determined by the Compensation Committee of the Board in its sole discretion.

Additionally, you will be eligible for equity awards, as determined by the Compensation Committee of the Board in its sole discretion.

Benefits

As an employee, you will be eligible for all benefits that the Company offers to its full-time employees, provided that you meet all requirements for each benefit, as set forth in the applicable plan documents. The details of these benefits are set forth in summary plan descriptions and plan documents; additional information is available upon request. Each benefit is governed by that policy provider’s terms and conditions, which will be determinative. The Company reserves the right to amend, modify, or terminate any of these benefits without notice.

Accelerated Equity Vesting on Termination without Cause or Resignation for Good Reason.

Upon a termination of your employment by the Company without Cause or by you for Good Reason (as each such term is defined in the Company’s Change in Control Severance Plan) and subject to your execution of an effective release of claims in favor of the Company as required pursuant to Section 5.1 of such Change in Control Severance Plan, any of your then-outstanding unvested time-vesting equity awards granted by the Company that have a vesting date on or before the 18-month anniversary of the date of such termination shall become fully vested and any then-outstanding unvested performance-vesting equity awards granted by the Company will remain outstanding and will vest to the extent (if any) earned based on actual performance during the full performance period of the applicable award, on a pro-rated basis (rounded to the nearest whole number of shares), determined based on the ratio (not to exceed 100%) of (A) the sum of (x) the number of days of you were employed during the portion of the applicable performance period ending on the date of such termination, and (y) 548 days to (B) the number of days in the applicable performance period; provided, that, if following the provisions of the award agreement pursuant to which such performance-vesting equity award was granted would result in such equity award vesting with respect to more than the remaining unvested target number shares subject to such award, such provisions of the award agreement will apply.

At-Will Employment

The Company looks forward to a continued beneficial and fruitful relationship. Nevertheless, you should be aware that your continued employment with the Company is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time and with or without notice. We request that, in the event of resignation, you give the Company at least four weeks’ notice.

You will, at all times, be subject to the Company’s policies and procedures, including without limitation those pertaining to confidentiality and standards of conduct. The Company reserves the right to amend its policies and practices at any time.

Use of Likeness

By signing below, you represent that you understand that the Company may, from time to time, take photographs, or retain outside photographers to take photographs, of the Company’s business operations, including its offices, equipment and personnel. You authorize the Company to utilize, for legitimate business purposes, any such photographs that may include your portrait, picture or likeness. You understand that this shall serve as a continuing authorization for the Company to utilize your portrait, picture or likeness for the purposes noted above at any time in the future.

Confidential Information, Invention Assignment and Arbitration Agreement

As a condition of your employment, you will also be required to sign and comply with a Confidential Information, Invention Assignment and Arbitration Agreement, which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company, and non-disclosure of proprietary information. In addition, in the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree to an arbitration in which (i) you are waiving any and all rights to a jury trial but all court remedies will be available in arbitration, (ii) we agree that all disputes between you and the Company shall be fully and finally resolved by binding arbitration, and (iii) all disputes shall be resolved by a neutral arbitrator who shall issue a written opinion.

Section 409A

This offer letter is intended to be exempt from or comply with the requirements to avoid tax under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the extent that any provision in this offer letter is ambiguous as to its compliance with Section 409A, the provision will be construed in a manner that complies with such intent. In the event that any amounts or benefits payable hereunder would subject you to taxes under Section 409A, neither the Company nor any of its principals, members, managers, partners, shareholders, directors, officers, employees, consultants or other agents shall be liable to you or your beneficiaries for any such taxes, or for any interest or penalties or any other damages related thereto.

Non-Disparagement

By signing below, you agree that you will not disparage, or make any negative comments, or embarrass, or in any other way act in a way that depicts the Company, any affiliate of the Company, or any director, officer or employee of the Company, in a negative or unflattering way during the term of your employment and thereafter. However, nothing herein prevents you from responding truthfully to a valid subpoena, from filing a charge with, or participating in any investigation conducted by, any governmental or regulatory body.

Entire Agreement

This offer letter and the Confidential Information, Invention Assignment and Arbitration Agreement set forth the terms of your employment with the Company and supersede, effective as of the Effective Date, any prior representations or agreements including, but not limited to, any representations made during your interviews or relocation negotiations, whether written or oral. This offer letter, including, but not limited to, its at-will employment provision, may not be modified or amended except by a written agreement signed by a duly authorized representative of the Company and you.

Choice of Law

This offer letter will be governed by the laws of the State of New York without regard to New York’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than New York.

Conditioned on Closing

In the event the Closing (as defined in the Purchase Agreement) does not occur or the Purchase Agreement is terminated in accordance with its terms prior to the Closing, this offer letter shall be null and void and of no further force or effect.

[Remainder of page left intentionally blank. Signature page to follow.]

To indicate your acceptance of the terms of your continued employment as Co-Chief Executive Officer of the Company and Strata as set forth herein, please sign and date this letter in the space provided below. A duplicate original is enclosed for your records. You must also sign and complete a wage notice form required by the State of New York.

We look forward to your favorable reply.

Sincerely,

/s/ Melissa Tomkiel
Name: Melissa Tomkiel Title: President and Secretary

I accept the Company’s offer of continued employment and the terms and conditions set forth above, effective as of the Effective Date:

Signature:	/s/ William A. Heyburn

Name:	William A. Heyburn

Date:	August 28, 2025

Enclosures

Confidential Information, Invention Assignment, and Arbitration Agreement

STRATA CRITICAL, INC.

CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT AND ARBITRATION AGREEMENT

As a condition of my employment with Strata Critical, Inc. (f/k/a Trinity Medical Intermediate II, Inc.), its subsidiaries, affiliates, successors or assigns, and all other entities, agents, or persons that control, are controlled by, or are under common control with the Company (together, the “Company”), and in consideration of my employment with the Company, receipt of Company Confidential Information (as defined below), and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this Strata Critical, Inc. Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):

1.             At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, FOR ANY REASON OR NO REASON, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY. I FURTHER ACKNOWLEDGE THAT THIS AGREEMENT DOES NOT PURPORT TO SET FORTH ALL OF THE TERMS AND CONDITIONS OF MY EMPLOYMENT, AND AS AN EMPLOYEE OF THE COMPANY, I HAVE OBLIGATIONS TO THE COMPANY WHICH ARE NOT DESCRIBED IN THIS AGREEMENT.

2.             Confidentiality

A.            Definition of Confidential Information. I understand that “Company Confidential Information” means any of the Company’s current and anticipated business, research, development, and information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, or is under consideration, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, employee data and information, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, know-how, formulas, techniques, technology, designs, drawings, specifications, apparatuses, devices, tools, algorithms, engineering, hardware configuration information, prototypes, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action, fault, or omission by me (including breach of this Agreement); (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.            Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any direct or indirect unauthorized use or disclosure of Company Confidential Information, and I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company; or (iii) directly or indirectly encourage others to disclose or use such Company Confidential Information. Subject to Section 7 below, prior to disclosure I shall provide prior written notice to the President, CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that as between the Company and myself, the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment.

C.            Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party. Further, I acknowledge and agree that I have not retained anything containing or reflecting any confidential or intellectual property of a prior employer or other third party, whether or not created by me.

D.            Third Party Information. I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”) subject to a duty on the Company’s part to maintain the confidentiality of such Associated Third Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to directly or indirectly use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree not to directly or indirectly encourage others to use or disclose Associated Third Party Confidential Information. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company.

3.             Ownership

A.            Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, ideas, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, (including all intellectual property rights therein, related to, or embodied therein), during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions. If I believe any invention created by me during the term of my employment is not within the definition of Inventions, I agree that I will promptly disclose it to the Company so that the Company can make its own assessment.

B.            Pre-Existing Materials. I will inform the Company in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under Section 3.G (“Prior Inventions”) into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Exhibit A, a list describing all Prior Inventions or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

C.            Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that I retain any such Moral Rights under applicable law, I hereby agree and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company, and agree not to assert any Moral Rights with respect thereto. I will confirm any such consent or agreement from time to time as requested by the Company.

D.            Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.

E.            Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

F.            Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G.            Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Company Confidential Information (an “Other Invention”) except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to the Company’s business, or actual or anticipated research or development of the Company or (ii) result from or relate to any work that I performed for the Company or to any Company Confidential Information or Inventions. I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company’s prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process, or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention, and to practice any method related thereto.

4.             Conflicting Obligations

A.            Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B.            Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5.             Return of Company Materials

A.            Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, handheld electronic devices, telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, and web-based services (including cloud-based information storage accounts), whether provided for my use directly by the Company or by third-party providers on behalf of the Company.

B.            Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to Section 3.D.

C.            Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained upon my Company Electronic Media Equipment before I return the information to the Company.

D.            Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and if I locate such information I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems; and I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.

E.            No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property situated on Company premises, or held by third-party providers for the benefit of the Company, is subject to inspection by Company personnel at any time with or without further notice. I also understand and agree that as it relates to the Company’s desire to protect its confidential and proprietary information, I have no expectation of privacy as to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes. I further agree that the Company, at its sole discretion, may have access to such personal Electronic Media Equipment or personal Electronic Media Systems to retrieve, destroy, or ensure the permanent deletion of Company Confidential Information from such equipment or systems. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.

6.             Termination Certification. Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. I also agree to keep the Company advised of my home and business address for a period of three years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

7.             Protected Disclosures. Nothing in this Agreement or any Company policy shall be construed to prevent me from:

A.           Reporting, without informing the Company, possible violations of federal or state law or regulations to any governmental and/or law enforcement agency or entity, including but not limited to, Congress, any Inspector General, the United States Department of Justice, the U.S. Securities and Exchange Commission, the National Labor Relations Board, and the U.S. Equal Employment Opportunity Commission (or equivalent state/local agency such as the New York State Division of Human Rights and New York City Commission on Human Rights);

B.            Speaking with my attorney;

C.            Receiving any monetary award or other payment that I might become entitled to from any governmental agency or entity;

D.            Disclosing Company trade secrets: (a) in confidence and solely for the purpose of reporting or investigating a suspected violation of law; (b) to a lawyer in connection with any lawsuit brought alleging retaliation for reporting a suspected violation of law; (c) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and/or (d) in any lawsuit alleging retaliation for reporting a suspected violation of law so long as court filings containing trade secrets are filed under seal and trade secrets are not disclosed except as may be provided by court order; or

E.            Communicating with others (including employees or non-employees) about wages, hours and other terms and conditions of employment, or engaging in any other activity protected by Section 7 of the National Labor Relations Act.

8.             Covenant Not to Compete and No Solicitation

A.           Covenant Not to Compete.

(1)            I agree that during the course of my employment and for a period of 12 months immediately following the termination of my relationship with the Company for any reason, I will not, without the prior written consent of the Company (which may be withheld in the Company’s sole discretion), whether paid or not: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate myself with, any business whose business, products or operations are in any respect competitive with or otherwise similar to the Company’s business.  The foregoing covenant shall cover my activities in every part of the Territory.  “Territory” shall mean (i) all counties in the State of New York; (ii) all other states of the United States of America from which the Company derived revenue or conducted business at any time during the two-year period prior to the date of the termination of my employment with the Company; and (iii) any other countries from which the Company derived revenue or conducted business at any time during the two-year period prior to the date of the termination of my employment with the Company. Should I obtain other employment during my employment with the Company or within 12 months immediately following the termination of my relationship with the Company, I agree to provide written notification to the Company as to the name and address of my new employer, the position that I expect to hold, and a general description of my duties and responsibilities, at least three business days prior to starting such employment.

(2)            I acknowledge that, in the course of my employment with the Company, I will acquire Company Confidential Information concerning the Company’s business that could be used to the detriment of the Company. Accordingly, the parties hereby agree that the period, scope and geographical areas of restriction imposed upon me by the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company. I warrant and represent to the Company that my experience and capabilities are such that the provisions of this Agreement will not prevent me from earning a livelihood. I further warrant and represent that because the services rendered by me are special, unique or extraordinary, enforcement of the restrictions of this Agreement is necessary to protect the goodwill of the Company. If any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. If the provisions of this Agreement relating to the area of restriction, the period of restriction, or the scope of restriction shall be deemed to exceed the maximum area, period of time or scope that a court of competent jurisdiction would deem enforceable, said area, period of time and scope shall, for purposes of this Agreement, be deemed to be the maximum area or period of time or scope that a court of competent jurisdiction would deem valid and enforceable.

B.            No Solicitation.

(1)            Non-Solicitation of Customers. I agree that for a period of 12 months immediately following the termination of my employment with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I shall not contact, or cause to be contacted, directly or indirectly, do or suffer or otherwise encourage or assist any person to engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company’s business in any way. For the purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company’s services at any time during the two-year period preceding the termination of my employment with the Company. I acknowledge and agree that the Customers did not use or inquire of the Company’s services solely as a result of my efforts, and that the efforts of other Company personnel and resources are responsible for the Company’s relationship with the Customers. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company’s list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.

(2)            Non-Solicitation of Employees. I agree that for a period of 12 months immediately following the termination of my employment with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, or induce, influence, or attempt to influence in any manner whatsoever, including but not limited to social media or networking announcements, any present, former or future employee, agent or officer of the Company, including consultants, independent contractors, and their representatives and/or agents, to terminate or divert or diminish or leave their employment with the Company, nor will I contact any current, former or future employee of the Company, or cause any current, former or future employee of the Company to be contacted, for the purpose of leaving employment with the Company.

(3)            Non-Solicitation of Others. I agree that for a period of 12 months immediately following the termination of my employment with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any current or prospective franchisee, joint venture, supplier, client, customer, vendor or contractor who conducted business with the Company at any time during the two year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall I otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.

C.            Acknowledgements. In the event of my breach or violation of this Section 8, or good faith allegation by the Company of my breach or violation of this Section 8, the restricted periods set forth in this Section 8 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this Section 8, has been duly cured or resolved, as applicable.

D.            Separate Covenants. The covenants contained in subsections (A) and (B) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsections (A) and (B) above.  If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.  In the event that the provisions of subsections (A) and (B) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.             Notification of New Employer. If I leave the Company’s employ, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

10.           Conflict of Interest Guidelines. I agree to diligently adhere to all policies of the Company, including the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

11.           Representations. Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

12.           Audit.

A.           I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any computer, handheld device, telephone, voicemail, email or other technology system I may use to access the Company’s internal networks. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

B.            I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all network traffic to and from any computer I may use. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

C.            To the extent I use any personally supplied or non-Company systems in connection with my employment with the Company, I agree to supply these devices or systems to the Company upon request and to submit any such devices or systems for review by Company officials or others acting on the Company’s behalf. I acknowledge that I have no expectation of privacy in connection with any information, data, and messages created, received, sent, or stored in connection with or arising out of my employment with the Company. I agree to cooperate fully with any Company request to examine or obtain any information arising out of or relating to my employment with the Company whether in electronic or any other format including without limitation requests in connection with internal investigations, litigation or claims of any kind.

13.           Arbitration and Equitable Relief

A.           Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY AND ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, BOARD MEMBER, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO FINAL AND BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS SET FORTH IN THE NEW YORK CIVIL PRACTICE LAW AND RULES, ARTICLE 75, SECTION 7501 THROUGH 7514 (THE “RULES”). THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. I AGREE THAT I MAY ONLY COMMENCE AN ACTION IN ARBITRATION, OR ASSERT COUNTERCLAIMS IN AN ARBITRATION, ON AN INDIVIDUAL BASIS AND, THUS, I HEREBY WAIVE MY RIGHT TO COMMENCE OR PARTICIPATE IN ANY CLASS OR COLLECTIVE ACTION(S) AGAINST THE COMPANY, AS PERMITTED BY LAW. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, THE NEW YORK STATE HUMAN RIGHTS LAW, THE NEW YORK CITY HUMAN RIGHTS LAW, IF APPLICABLE, THE NEW YORK LABOR CODE, THE NEW YORK WORKERS’ COMPENSATION LAW, CLAIMS OF, DISCRIMINATION AND WRONGFUL TERMINATION, AND ANY STATUTORY, TORT, OR COMMON LAW CLAIMS. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF MY RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

B.            Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND UPON REQUEST FROM HUMAN RESOURCES. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, EXCEPT AS PROHIBITED BY LAW, AND UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE ATTORNEYS’ FEES AND COSTS. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH NEW YORK LAW, INCLUDING THE NEW YORK CIVIL PRACTICE LAW AND RULES, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW YORK LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEW YORK LAW, NEW YORK LAW SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I AGREE THAT ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN NEW YORK COUNTY, NEW YORK.

C.            Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY APPLICABLE LAW, THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D.            Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION A COURT OF COMPETENT JURISDICTION FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONCOMPETITION OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION WITHOUT POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

E.            Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE NEW YORK STATE DIVISION OF HUMAN RIGHTS, THE NEW YORK CITY COMMISSION ON HUMAN RIGHTS (AS APPLICABLE), THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

F.            Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

14.           Protected Activity. Nothing in this Agreement shall be construed to prevent or limit you from: (i) responding truthfully to a valid subpoena; (ii) filing a charge or complaint with, or participating in any investigation conducted by, a governmental agency including without limitation the Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the New York Attorney General, and/or any state or local human rights agency; (iii) filing a complaint with or participating in an investigation conducted by the National Labor Relations Board; (iv) engaging in communications that constitute concerted activities for the purpose of collective bargaining or other mutual aid or protection of employees; (v) exercising any other applicable rights under Section 7 of the National Labor Relations Act; (vi) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or any other public benefits to which you are entitled; (vii) speaking with law enforcement or an attorney retained by you; or (viii) filing, testifying, or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state, or municipal law relating to fraud or any rule, regulation, or investigation of a governmental agency (including, but not limited to, the Securities Exchange Commission (“SEC”) or Commodity Futures Trading Commission (“CFTC”)), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Prior authorization of the Company shall not be required to make any reports or disclosures under this Paragraph. Nevertheless, you acknowledge and agree that by virtue of the release set forth above, you have waived any relief available (including without limitation, monetary damages, equitable relief, and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, except as set forth herein, you agree to not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. This Agreement does not, however, waive or release your right to receive a whistleblower award from the SEC or CFTC for information provided to the SEC or CFTC.

15.           Miscellaneous

A.           Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of New York without regard to New York’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than New York. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in New York for any lawsuit filed against me by the Company.

B.            Enforcement of Agreement. I agree to indemnify the Company from any and all costs, fees, or expenses incurred by the Company (including, but not limited to, attorneys’ fees) in successfully enforcing the terms of this Agreement against me (including, but not limited to, a court partially or fully granting any application, motion, or petition by the Company for injunctive relief, including, but not limited to, a temporary restraining order, preliminary injunction, or permanent injunction) as a result of my breach or threatened breach of any provision contained herein. The Company shall be entitled to recover from me a portion or all of the costs, fees, or expenses incurred, and from which I have indemnified it, at any time during the course of a dispute (i.e., final resolution of such dispute is not a prerequisite) upon written demand to me or my legal counsel. In the event the Company demands only a portion of such costs, fees, or expenses incurred, such demand shall be without prejudice to further demands for (i) the remainder of any outstanding costs, fees, or expenses incurred, or (ii) costs, fees, or expenses incurred after the prior demand.

C.            Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated.

D.            Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.

E.            Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

F.            Severability. If a court or other body of competent jurisdiction finds, or the parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

G.            Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

H.            Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

[Remainder of page left intentionally blank. Signature page to follow.]

Signature:	/s/ William A. Heyburn

Name:	William A. Heyburn

Date:	August 28, 2025

[Signature Page to Confidential Information, Invention Assignment and Arbitration Agreement]

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements

___ Additional Sheets Attached

Date

Signature

Name of Employee (typed or printed)

A-1

EXHIBIT B

STRATA CRITICAL, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Strata Critical, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I also agree that for 12 months from this date, I will comply with the non-competition and non-solicitation provisions, as set forth in Section 8 of the Confidential Information, Invention Assignment, and Arbitration Agreement.

After leaving the Company’s employment, I will be employed by

_______________________________________________________________ in the position of _______________________________________________________________.

Date

Signature

Name of Employee (typed or printed)

Address for Notifications:

B-1

EXHIBIT C

STRATA CRITICAL, INC. CONFLICT OF INTEREST GUIDELINES

It is the policy of Strata Critical, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1.	Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2.	Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.	Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.	Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.	Initiating or approving any form of personal or social harassment of employees.

6.	Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.	Borrowing from or lending to employees, customers, or suppliers.

8.	Acquiring real estate of interest to the Company.

9.	Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.	Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11.	Making any unlawful agreement with distributors with respect to prices.

12.	Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13.	Engaging in any conduct that is not in the best interest of the Company. Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

C-1